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                                                                     Exhibit (n)



  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 8 to the 1933 Act Registration Statement (Form N-6 No. 333-149053) and Amendment No. 70 to the 1940 Act Registration Statement (Form N-6 No. 811-08651), and to the use therein of our reports dated (a) April 1, 2014, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 1, 2014, with respect to the financial statements of LLANY Separate Account R for Flexible Premium Variable Life Insurance for the registration of an indefinite number of units of interest in variable life insurance contracts.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 1, 2014